Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor Relations:
Anne Bork
(248) 447-5914
Media:
Andrea Puchalsky
(248) 447-1651
Lear Reports Fourth Quarter and Full Year 2005 Results
     Southfield, Mich., January 25, 2006 — Lear Corporation [NYSE: LEA], one of the world’s largest automotive interior systems suppliers, today reported financial results for the fourth quarter and full year of 2005.
Fourth Quarter Summary:
•	Net sales of $4.4 billion

•	Positive free cash flow

•	Fifth consecutive year as J.D. Power’s highest-quality major seat supplier

•	Awarded Best-In-Class launch execution and breakthrough technology for the all-new GMT900, the highest-volume light truck platform in the world
     For the fourth quarter of 2005, Lear reported net sales of $4.4 billion and a loss before income taxes of $340.1 million; excluding impairments, restructuring and other special charges, pretax income was $83.6 million. These results compare with net sales of $4.3 billion and pretax income of $159.5 million for the fourth quarter of 2004. A reconciliation of pretax income excluding impairments, restructuring and other special charges to pretax loss as determined by generally accepted accounting principles is provided in the supplemental data pages.
     A net loss of $596.6 million, or $8.88 per share, including impairments, restructuring and other special charges, for the fourth quarter of 2005 compares with net income of $123.0 million, or $1.70 per share, for the fourth quarter of 2004.
     The increase in net sales from the prior year reflects the addition of new business globally, largely offset by lower production on high-content Lear platforms in North America. Operating performance was down, reflecting the adverse platform mix in North America, higher raw material and energy prices, as well as continuing cost pressures throughout the entire supply chain.
     “As we work to restore our margins and profitability to historical levels, we are keeping our focus on the core values that have served Lear well over the years,” said Bob Rossiter, Lear Chairman and Chief Executive Officer. “This means running the business with a customer focus and continuously improving quality and service levels.

At the same time, we are working collaboratively with all of our customers to reduce product costs and improve overall value,” Rossiter added.
     In the latest J.D. Power Seat Quality Survey, Lear continues to rank as the highest-quality major seat manufacturer. In addition, Lear received awards from General Motors for Best-In-Class launch execution and breakthrough technology for power remote second row seats on GM’s new full-size SUVs.
     Free cash flow was $46.0 million for the fourth quarter of 2005. (Net cash provided by operating activities was $332.0 million. A reconciliation of free cash flow to net cash provided by operating activities is provided in the supplemental data pages.)
     The pretax impairments, restructuring and other special charges referred to above consist of goodwill and fixed asset impairment charges of $351.3 million related to Lear’s Interior segment; costs related to restructuring actions of $42.6 million; and a loss related to the capital restructuring of two minority-owned joint ventures of $29.8 million. In total, these items amounted to $423.7 million before taxes.
     In addition, during the fourth quarter of 2005, Lear recorded a valuation allowance with respect to its net U.S. deferred tax assets. As a result, a $298.2 million tax charge was recognized.
2005 Full Year Results
     For the full year 2005, Lear reported net sales of $17.1 billion and a loss before income taxes of $1,181.2 million; excluding impairments, restructuring and other special charges, pretax income was $102.6 million. These results compare with net sales of $17.0 billion and pretax income of $550.2 million for the full year 2004. A reconciliation of pretax income excluding impairments, restructuring and other special charges to pretax loss as determined by generally accepted accounting principles is provided in the supplemental data pages.
     A net loss of $1,375.5 million, or $20.48 per share, including impairments, restructuring and other special charges, for the full year 2005 compares with net income of $422.2 million, or $5.77 per share, for the full year 2004.
     Free cash flow in 2005 was negative $418.7 million, reflecting the one-time net negative impact of changes in customer payment terms, higher investment to support new business and restructuring actions. (Net cash provided by operating activities was $560.8 million. A reconciliation of free cash flow to net cash provided by operating activities is provided in the supplemental data pages.)
     The pretax impairments, restructuring and other special charges referred to above consist of goodwill and fixed asset impairment charges of $1,095.1 million related to Lear’s Interior segment; costs related to restructuring actions of $102.8 million; litigation charges of $39.2 million; and losses resulting from the sale of one and the capital restructuring of two other joint ventures of $46.7 million. In total, these items amounted to $1,283.8 million before taxes.

     In addition, in 2005 Lear had a one-time tax benefit of $17.8 million in the first quarter and a tax charge of $298.2 million in the fourth quarter.
     Lear will webcast its fourth-quarter earnings conference call through the Investor Relations link at www.lear.com at 9:00 a.m. EST on January 25, 2006. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-706-679-3323 (international). The audio replay will be available two hours following the call at 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and will be available until February 9, 2005, with a Conference I.D. of 3139344.
     Lear Corporation is one of the world’s largest suppliers of automotive interior systems and components. Lear provides complete seat systems, electronic products and electrical distribution systems and other interior products. With annual net sales of approximately $17 billion, Lear ranks #127 among the Fortune 500. The Company’s world-class products are designed, engineered and manufactured by a diverse team of more than 110,000 employees in 34 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the internet at http://www.lear.com.
Use of Non-GAAP Financial Information
     In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this news release, the Company has provided information regarding “pretax income excluding impairments, restructuring and other special charges” and “free cash flow” (each, a non-GAAP financial measure). Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity.
     Management believes that pretax income excluding impairments, restructuring and other special charges is a useful measure in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating earnings or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that pretax income excluding impairments, restructuring and other special charges is useful to both management and investors in their analysis of the Company’s results of operations and provides improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting in future periods.
     Neither pretax income excluding impairments, restructuring and other special charges nor free cash flow should be considered in isolation or as a substitute for pretax income (loss), net income (loss), net cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.
     For a reconciliation of pretax income excluding impairments, restructuring and other special charges to pretax loss as determined by generally accepted accounting principles and a reconciliation of free cash flow to net cash provided by operating activities, see the supplemental data pages which, together with this press release, have been posted on the Company’s website through the Investor Relations link at www.lear.com.
Forward-Looking Statements
     This new release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which the Company operates, including changes in interest rates and fuel prices, fluctuations in the production of vehicles for which the Company is a supplier, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer pricing negotiations, the impact and timing of program launch costs, the costs and timing of facility closures, business realignment or similar actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, raw material costs and availability, the Company’s ability to mitigate the significant impact of recent increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, the finalization of the Company’s restructuring plan, the outcome of various strategic alternatives being evaluated with respect to the Company’s Interior product segment and other risks described from time to time in the Company’s Securities and Exchange Commission filings.
     The forward-looking statements in this news release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
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Lear Corporation and Subsidiaries
Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	December 31,	December 31,
	2005	2004

Net sales	$4,403.3	$4,286.1

Cost of sales	4,168.4	3,922.7
Selling, general and administrative expenses	146.0	146.2
Goodwill impairment charge	342.8	—
Interest expense	45.1	43.9
Other expense, net	41.1	13.8

Income (loss) before income taxes	(340.1)	159.5
Income tax provision	256.5	36.5

Net income (loss)	$(596.6)	$123.0

Basic net income (loss) per share	$(8.88)	$1.82

Diluted net income (loss) per share	$(8.88)	$1.70

Weighted average number of shares
outstanding — basic	67.2	67.6

Weighted average number of shares
outstanding — diluted	67.2	73.9

Lear Corporation and Subsidiaries
Consolidated Statements of Operations
(In millions, except per share amounts)

	Twelve Months Ended
	December 31,	December 31,
	2005	2004

Net sales	$17,095.2	$16,960.0

Cost of sales	16,353.2	15,557.9
Selling, general and administrative expenses	630.6	633.7
Goodwill impairment charge	1,012.8	—
Interest expense	183.2	165.5
Other expense, net	96.6	52.7

Income (loss) before income taxes	(1,181.2)	550.2
Income tax provision	194.3	128.0

Net income (loss)	$(1,375.5)	$422.2

Basic net income (loss) per share	$(20.48)	$6.18

Diluted net income (loss) per share	$(20.48)	$5.77

Weighted average number of shares
outstanding — basic	67.2	68.3

Weighted average number of shares
outstanding — diluted	67.2	74.7

Lear Corporation and Subsidiaries
Consolidated Balance Sheets
(In millions)

	December 31,	December 31,
	2005	2004
ASSETS
Current:
Cash and cash equivalents	$207.6	$584.9
Accounts receivable	2,337.6	2,584.9
Inventories	688.2	621.2
Recoverable customer engineering and tooling	317.7	205.8
Other	295.3	375.2

	3,846.4	4,372.0

Long-Term:
PP&E, net	2,019.3	2,019.8
Goodwill, net	1,939.8	3,039.4
Other	482.9	513.2

	4,442.0	5,572.4

Total Assets	$8,288.4	$9,944.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Short-term borrowings	$23.4	$35.4
Accounts payable and drafts	2,993.5	2,777.6
Accrued liabilities	1,074.4	1,202.1
Current portion of long-term debt	9.4	632.8

	4,100.7	4,647.9

Long-Term:
Long-term debt	2,243.1	1,866.9
Other	827.6	699.5

	3,070.7	2,566.4

Stockholders’ Equity	1,117.0	2,730.1

Total Liabilities and Stockholders’ Equity	$8,288.4	$9,944.4

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and share data)

	Three Months Ended
	December 31,	December 31,
	2005	2004
Net Sales
North America	$2,480.3	$2,265.5
Europe	1,564.0	1,721.7
Rest of World	359.0	298.9

Total	$4,403.3	$4,286.1

Content Per Vehicle *
North America	$633	$607
Total Europe	$333	$367

Free Cash Flow **
Net cash provided by operating activities	$332.0	$231.9
Net change in sold accounts receivable	(131.9)	—

Net cash provided by operating activities before net change in sold accounts receivable	200.1	231.9
Capital expenditures	(154.1)	(145.3)

Free cash flow	$46.0	$86.6

Depreciation	$101.1	$93.7

Pretax income excluding impairments,	Three Months Ended
restructuring and other special charges **	December 31, 2005

Pretax loss	$(340.1)

Goodwill and fixed asset impairment charges	351.3
Costs related to restructuring actions	42.6
Capital restructuring of joint ventures	29.8

Pretax income excluding impairments, restructuring and other special charges **	$83.6

*	Content Per Vehicle for 2004 has been updated to reflect actual production levels.

**	See “Use of Non-GAAP Financial Information” included in this news release.

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and share data)

	Twelve Months Ended
	December 31,	December 31,
	2005	2004
Net Sales
North America	$9,237.7	$9,252.0
Europe	6,542.6	6,643.8
Rest of World	1,314.9	1,064.2

Total	$17,095.2	$16,960.0

Content Per Vehicle *
North America	$586	$588
Total Europe	$347	$351

Free Cash Flow **
Net cash provided by operating activities	$560.8	$675.9
Net change in sold accounts receivable	(411.1)	70.4

Net cash provided by operating activities before net change in sold accounts receivable	149.7	746.3
Capital expenditures	(568.4)	(429.0)

Free cash flow	$(418.7)	$317.3

Depreciation	$388.5	$350.6

Basic Shares Outstanding at end of year	67,186,806	67,416,702

Diluted Shares Outstanding at end of year **	67,186,806	73,896,780

Pretax income excluding impairments,	Twelve Months Ended
restructuring and other special charges ***	December 31, 2005

Pretax loss	$(1,181.2)

Goodwill and fixed asset impairment charges	1,095.1
Costs related to restructuring actions	102.8
Litigation charges	39.2
Sale and capital restructuring of joint ventures	46.7

Pretax income excluding impairments, restructuring and other special charges **	$102.6

*	Content Per Vehicle for 2004 has been updated to reflect actual production levels.

**	Calculated using stock price at end of quarter. The calculation of diluted shares outstanding as of December 31, 2005, excludes approximately 4.8 million shares related to outstanding convertible debt, approximately 3.0 million options, approximately 2.4 million restricted stock and performance units and approximately 1.2 million stock appreciation rights, as inclusion would have resulted in antidilution in the fourth quarter and full year of 2005.

***	See “Use of Non-GAAP Financial Information” included in this news release.